UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 6, 2018

Defense Technologies International Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-54851	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4730 South Fort Apache Road, Suite 300, Las Vegas, Nevada 89147
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 520-9485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

When used in this Current Report on Form 8-K, the terms "company", "Defense Technologies," "DTII", "we," "us," "our" and similar terminology, reference Defense Technologies International Corp.

Item  1.01 Entry into a Material Definitive Agreement.

On September 6, 2018, the company received $250,000 upon issuance of a debenture related to a certain securities purchase agreement with a private investor. The 15% original issue discount debenture (face amount $275,000) is for a six-month period and is convertible into shares of the company's common stock at an initial conversion price of $0.60 per share. Also, the debenture holder will receive 100,000 common stock purchase warrants to purchase DTII common stock, which may be exercised for up to three years at an initial exercise price of $0.70 per share.

We intend to immediately use a portion of the funds from the debenture for completion of the initial production of the Offender Alert Passive Scan, an advanced passive scanning system for detection and identifying concealed threats. Management plans to also use funds for general expenses, further development of our Passive Portal scanner unit, and for settling certain outstanding corporate debts.

In connection with the debenture funding, the company made two settlement arrangements related to certain outstanding debts. The first arrangement with Firstfire Global Opportunity Fund will pay Firstfire $250,000 plus $50,000 in common stock to settle all debt owed Firstfire by the company. The company also agreed to pay Firstfire $125,000 upon receipt of initial funding and $125,000 within 90 days after the initial payment. We further agreed that on December 1, 2018, we will issue to Firstfire $50,000 in common stock, based upon the price of the lessor of $1.00 per share or a 25% discount of the average closing share price during the 10 trading days prior to the issuance of the shares. If additional funding is not secured for the second payment within 90 days of the initial payment, the present note due Firstfire will remain in place, less the initial $125,000 paid by the company. The initial payment of $125,000 was made on September 6, 2018.

The second settlement with Crown Bridge Partners LLC provides that the company pay Crown Bridge $100,000 to settle all the debt owed Crown Bridge by the company. We agreed to pay $30,000 upon receipt of initial funding and $70,000 within 90 days after the initial payment. If additional funding is not secured for the second payment within 90 days, the present note due Crown Bridge will remain in place, less the $30,000 paid by the company. The initial payment of $30,000 was made on September 6, 2018.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any "safe harbor under this Act does not apply to a "penny stock" issuer, which definition would include the company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Defense Technologies International Corp.

Date: September 11, 2018	By:S/ Merrill W. Moses
Merrill W. Moses
President, CEO and
Interim Chief Financial Officer